SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2003

CAPITOL FEDERAL FINANCIAL

(Exact name of Registrant as specified in its Charter)

United States (State or other jurisdiction of incorporation)	0-24118 (Commission File Number)	48-1212142 (IRS Employer Identification Number)

700 Kansas Avenue   Topeka, Kansas 66603

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

(Former name or former address, if changed since last report)

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ITEM 7.  EXHIBITS.

Exhibit 99.1 - Press Release dated December 16, 2003

ITEM 9.   REGULATION FD DISCLOSURES.

The Registrant's press release dated December 16, 2003, announcing that they have entered into interest rate swap agreements with a notional amount of $800 million, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: December 17, 2003	By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer
Date: December 17, 2003	By:	/s/ Neil F. M. McKay Neil F. M. McKay, Executive Vice President and Chief Financial Officer

End.